Exhibit 99.2

Q2 2012 Earnings Call April 25, 2012 EVERY CONNECTION COUNTS

Forward-Looking Statements and Non-GAAP Measures Forward-Looking Statements -- This presentation contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results and our sale of the Touch Solutions and TE Professional Services businesses. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that Deutsch’s operations will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch acquisition may not be fully realized or may take longer to realize than expected; and the risks that the divestitures of our Touch Solutions and TE Professional Services businesses may not be consummated. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 30, 2011, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Summary Q2 Sales of $3.25 billion; Adjusted EPS of $0.68; Free cash flow $379 million Above Adjusted EPS guidance of $0.62 to $0.66 Strong results in Transportation Solutions segment Adjusted operating margin of 13% Sequential improvement in all segments Continue to strengthen portfolio Deutsch Group SAS acquisition closed in April Announced agreements to divest Touch Solutions and TE Professional Services (TPS) for approximately $400 million Reported as Discontinued Operations in Q2; Expected to Close in Q3 Full Year Outlook – Sales $13.5 to $13.8 billion; Adjusted EPS $2.88 to $2.98 Expect continued improvement in second half of fiscal year with adjusted operating margin of ~14% Second half Adjusted EPS midpoint of $1.62 compared to $1.31 in first half of FY12 Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are non-GAAP measures; see Appendix for description and reconciliation.

Deutsch Update

Strategic Rationale

- Deutsch brings a range of highly-engineered solutions for harsh environment applications
  - ✓ Key circular connector product line
- Provides products for applications in long-cycle industries with strong secular trends
- Significant value for shareholders with expected revenue and tax synergies as well as operational efficiencies

Financial Impact

- To be reported in Transportation Solutions segment
- Long-term targets
  - ✓ Sales growth of 8-10%
  - ✓ EBITDA ~30% of sales by year 3
  - ✓ Free Cash Flow > Adj. Net Income

Estimated Impact of Deutsch

($ in Millions, except per share amounts)

	FY12	FY13
Sales	~$370	~$760
Adj. EPS	~$0.08	~$0.20

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP measure; see Appendix for description.

TE connectivity

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Q2 Revenue Summary ($ in Millions) Achieved High-End of Guidance Due to Strength in Transportation 3% (3%) $3,339 $3,170 $3,249 Total 3% (6%) 871 791 817 Network Solutions 0% (12%) 1,111 974 975 Communications & Industrial Solutions 4% 7% $1,357 $1,405 $1,457 Transportation Solutions Change Change Q2 FY11 Q1 FY12 Q2 FY12 Segment Q/Q Y/Y

Transportation Solutions Automotive Organic sales growth by region Americas up 12% Asia up 13%, China up 9% EMEA up 4% Global OEM production of ~21 million vehicles, up 4% vs. prior year Aerospace, Defense & Marine Strong growth in commercial aerospace and oil & gas markets Flat sales in military market Continued share gains in commercial aerospace and oil & gas markets Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Revenue Summary:  Q2 Q2 Actual Organic FY12 FY11 Growth Growth Automotive $1,277 $1,194 7% 9% Aerospace, Defense & Marine Transportation Solutions 180 $1,457 163 $1,357 10% 7% 13% 9% ($ in Millions)

Communications & Industrial Solutions (CIS) Industrial Distributor inventory adjustments Continued softness in EMEA and Asia demand Consumer Devices Declines year-over-year driven by low penetration in the smartphone market and PC market declines Partially offset by growth in tablets Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Data Communications Reduced broadband and wireless spending Appliance Decline driven by Asia and EMEA partially offset by recovery in Americas Revenue Summary: Q2 Q2 Actual Organic FY12 FY11 Growth Growth Industrial $321 $377 (15)% (14)% Consumer Devices 262 282 (7)% (8)% Data Communications 209 256 (18)% (18)% Appliance Communications & Industrial Solutions 183 $975 196 $1,111 (7)% (12)% (6)% (12)%

Network Solutions Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Enterprise Networks Weaker office network demand partially offset by data center growth Subsea Communications Delays in funding of awarded projects Expect Q3 to be at Q2 sales levels Telecom Networks Reduced carrier spending in North America offset by increases in Asia Energy Growth in all regions led by Americas and Asia Strong growth in power transmission and generation markets Q2 Q2 Actual Organic Revenue Summary: FY12 FY11 Growth Growth ($ in Millions) Telecom Networks $316 $347 (9)% (6)% Energy 208 195 7% 9% Enterprise Networks 172 180 (4)% (1)% Subsea Communications Network Solutions 121 $817 149 $871 (19)% (6)% (19)% (4)%

Q2 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. Q2 FY12 Q1 FY12 Q2 FY11 Net Sales $3,249 $3,170 $3,339 Operating Income $385 $361 $392 Restructuring & Other Charges (Credits) 32 18 (5) Acquisition Related Charges 4 4 46 Adj. Operating Income $421 $383 $433 Operating Margin 11.8% 11.4% 11.7% Adjusted Operating Margin 13.0% 12.1% 13.0% GAAP Earnings Per Share $0.62 $0.55 $0.65 Restructuring & Other Charges (Credits) 0.05 0.02 (0.01) Acquisition Related Charges 0.01 0.01 0.05 Tax Items - 0.04 - Adjusted EPS $0.68 $0.63 $0.68

Q2 Operating Results Adjusted Gross Margin Performance Gross margin percentage improvement due to fall through on sales volume and productivity Expect Q3 adjusted gross margin of ~31% Operating Expense Performance Expect Q3 RD&E of ~5% and SG&A of ~12% as percent of sales Adjusted Gross Margin Percentage is a non-GAAP measure; see Appendix for description and reconciliation. Adjusted Gross Margin Percentage 23% 25% 27% 29% 31% 33% 35% 29.0% 24.5% 31.2% 31.3% 29.7% 31.4% FY 2008 FY 2009 FY 2010 FY 2011 Q1 FY12 Q2 FY12 Operating Expenses ($ in Millions) Q2 FY12 Q2 FY11 RD&E $173 $173 SG&A 427 431 Total $600 $604 % of Sales RD&E 5.3% 5.2% SG&A 13.1% 12.9%

Q2 Other Items Net Interest Expense Expect ~$42 million in Q3 and Q4 due to temporary increase in debt levels Expect ~$8 million reduction in quarterly net interest expense after payoff of ~$700 million of notes maturing in October Other Income, Net Relates to Tax Sharing Agreement Expect ~$9 million in Q3 and Q4 Income Taxes on Adjusted Income Expect 26% adjusted effective tax rate for remainder of FY12 Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. ($ in Millions)

Q2 Free Cash Flow and Working Capital Capital spending of ~4% of sales in Q2 Expect spending of 4 to 5% of sales in FY12 Working capital levels as expected Expect FY12 Free Cash Flow to Approximate Adj. Net Income ($ in Millions) Free Cash Flow is a non-GAAP measure; see Appendix for description. 71

Q2 Liquidity, Cash and Debt ($ in Millions) Dividends $0.18 per share paid in March $0.21 per share effective Q3, an increase of 17% Deutsch Funding - $2.05 billion Issued $750 million of long-term debt for acquisition and upcoming payoff of notes maturing in October Issued additional $390 million of commercial paper Expecting ~$3 billion of debt in Q1 FY13 Free Cash Flow is a non-GAAP measure; see Appendix for description.

Q2 Orders Summary 5%

Q3 2012 Outlook*

Q3 Outlook*

($ in Millions, except per share amounts)

Sales	$3,550	to	$3,650
Growth vs. Prior Year	*-1%*	*to*	*2%*
Growth vs. Prior Quarter	*9%*	*to*	*12%*
Adjusted EPS	$0.77	to	$0.81
Growth vs Prior Year	*1%*	*to*	*7%*
Growth vs. Prior Quarter	*13%*	*to*	*19%*

Q3 Guidance Mid-Point Reconciliation

	Sales	Adjusted EPS
Jan. 25th Outlook	$3,650	$0.82
Deutsch	190	0.04
Divestitures	(150)	(0.03)
Volume	(90)	(0.04)
Guidance Mid-Point	$3,600	$0.79
Guidance Range	*$3,550 to $3,650*	*$0.77 to $0.81*
Prior Year	$3,579	$0.76

Transportation Solutions up 14% sequentially

- Deutsch adds ~$190 million to sales
- Flat organically vs. Q2
  - ✓ Estimated auto production flat at ~21 million vehicles

Network Solutions up ~9% sequentially

- Subsea Communications sales ~$120 million; equal to Q2
- Carrier spending increases & seasonality driving 12% sequential Telecom Networks growth

CIS up ~8% sequentially

- Seasonality and completion of inventory adjustments driving sequential growth

Expect Adj. EPS of $0.79 in Q3 vs. $0.68 in Q2, up 16%

* Assumes commodity and currency exchange rates as of April 25, 2012. Adjusted EPS and Organic Sales Growth are non-GAAP measures; see Appendix for description.

TE connectivity

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Full Year 2012 Outlook*

Full Year 2012 Outlook*

($ in Millions, except per share amounts)

Sales	$13,500	to	$13,800
Growth vs 52 Week Prior Year:			
Actual	-	to	2%
Organic	-2%	to	-
Adjusted EPS	$2.88	to	$2.98
Growth vs 52 Week Prior Year	-2%	to	1%

Full Year Guidance Mid-Point Reconciliation

	Sales	Adjusted EPS
Jan. 25th Outlook	$14,000	$3.00
Deutsch	370	0.08
Divestitures	(590)	(0.12)
Volume	(130)	(0.03)
Guidance Mid-Point	$13,650	$2.93
Guidance Range	*13,500 to $13,800*	*$2.88 to $2.98*
Prior Year (52 Weeks)	$13,511	$2.95

Transportation Solutions up ~12% vs. prior year

- Up ~7% organically
  - ✓ Estimated auto production of ~81 million vehicles
  - ✓ Improved commercial air market
- Deutsch adds ~$370 million to sales

Network Solutions flat vs. prior year

- Declines in North American and EMEA carrier spending mostly offset by increases in Asia
  - ✓ ADC added $154 million of incremental sales in Q1 FY12 versus prior year
- Subsea Communications sales ~$520 million versus $569 million in FY11

CIS down ~11% year on year

- Impacted by distributor inventory corrections
- Slow recovery in Industrial and Data Communications markets

* Assumes commodity and currency exchange rates as of April 25, 2012. Adjusted EPS and Organic Sales Growth are non-GAAP measures; see Appendix for description. Growth comparisons to prior year exclude the impact of an additional week in the fourth quarter of fiscal 2011.

TE connectivity page 16 / April 2012

Q & A

Appendix

Non-GAAP Measures “Organic Sales Growth,” “Adjusted Gross Margin,” “Adjusted Gross Margin Percentage,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Effective Tax Rate,” ”Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Free Cash Flow” (FCF), and “EBITDA” are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions and divestitures, if any, and an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. We present gross margin and adjusted gross margin percentage before special items including charges or income related to restructuring and other charges and acquisition related charges, if any ("Adjusted Gross Margin“ and “Adjusted Gross Margin Percentage”). We present Adjusted Gross Margin and Adjusted Gross Margin Percentage before special items to give investors a perspective on the underlying business results. These measures should be considered in conjunction with gross margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to gross margin. We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin. We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles

Non-GAAP Measures (cont.) We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Effective Tax Rate”). We present Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of our performance and ability to generate cash. It also is a significant component in our incentive compensation plans. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. The difference reflects the impact from net capital expenditures, voluntary pension contributions, and special items, if any.

Non-GAAP Measures (cont.) Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow. We believe investors should consider these items in evaluating our free cash flow. We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions. In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow. Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow. “EBITDA” (earnings before interest, taxes, depreciation and amortization) is a non-GAAP measure and should not be considered a replacement for GAAP results. EBITDA is not intended to represent results of operations in accordance with GAAP and should not be considered a substitute for net income or any other operating measure prepared in accordance with GAAP. Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

Net Sales Growth Reconciliation – Q2 12 vs. Q2 11

	Change in Net Sales for the Quarter Ended March 30, 2012 versus Net Sales for the Quarter Ended March 25, 2011							Percentage of Segment's Total Net Sales for the Quarter Ended March 30, 2012
	Organic [1]		Translation [2]	Acquisition	Total			
	($ in millions)							
Transportation Solutions [3]:								
Automotive	$ 101	8.5 %	$ (18)	$ -	$ 83	7.0 %		88 %
Aerospace, Defense, and Marine	21	12.6	(4)	-	17	10.4		12
Total	122	8.9	(22)	-	100	7.4		100 %
Communications and Industrial Solutions [3]:								
Industrial	(55)	(14.3)	(1)	-	(56)	(14.9)		33
Consumer Devices	(21)	(7.5)	1	-	(20)	(7.1)		27
Data Communications	(46)	(18.1)	(1)	-	(47)	(18.4)		21
Appliance	(12)	(6.0)	(1)	-	(13)	(6.6)		19
Total	(134)	(12.1)	(2)	-	(136)	(12.2)		100 %
Network Solutions [3]:								
Telecom Networks	(20)	(5.9)	(11)	-	(31)	(8.9)		39
Energy	18	9.0	(5)	-	13	6.7		25
Enterprise Networks	(1)	(0.7)	(7)	-	(8)	(4.4)		21
Subsea Communications	(28)	(18.5)	-	-	(28)	(18.8)		15
Total	(31)	(3.7)	(23)	-	(54)	(6.2)		100 %
Total	$ (43)	(1.3) %	$ (47)	$ -	$ (90)	(2.7) %		

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

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Net Sales Growth Reconciliation – Q2 12 vs. Q1 12

	Change in Net Sales for the Quarter Ended March 30, 2012 versus Net Sales for the Quarter Ended December 30, 2011						Percentage of Segment's Total Net Sales for the Quarter Ended March 30, 2012
	Organic [1]		Translation [2]	Total			
			($ in millions)				
Transportation Solutions [3]:							
Automotive	$ 63	5.2 %	$ (20)	$ 43	3.5 %		88 %
Aerospace, Defense, and Marine	11	7.0	(2)	9	5.3		12
Total	74	5.3	(22)	52	3.7		100 %
Communications and Industrial Solutions [3]:							
Industrial	8	3.0	(2)	6	1.9		33
Consumer Devices	(19)	(7.1)	(2)	(21)	(7.4)		27
Data Communications	(1)	(0.7)	(2)	(3)	(1.4)		21
Appliance	21	13.1	(2)	19	11.6		19
Total	9	0.9	(8)	1	0.1		100 %
Network Solutions [3]:							
Telecom Networks	18	6.5	-	18	6.0		39
Energy	14	7.0	(2)	12	6.1		25
Enterprise Networks	6	3.5	-	6	3.6		21
Subsea Communications	(10)	(7.3)	-	(10)	(7.6)		15
Total	28	3.8	(2)	26	3.3		100 %
Total	$ 111	3.5 %	$ (32)	$ 79	2.5 %		

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

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Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 30, 2012 Acquisition Restructuring Related and Other Adjusted U.S. GAAP Charges Charges, Net (Non-GAAP) (1) Operating Income: Transportation Solutions 227 $ 4 $ 2 $ 233 $ Communications and Industrial Solutions 75 - 18 93 Network Solutions 83 - 12 95 Total 385 $ 4 $ 32 $ 421 $ Operating Margin 11.8% 13.0% Other Income, Net 11 $ - $ - $ 11 $ Income Tax Expense (91) $ - $ (9) $ (100) $ Effective Tax Rate 25.3% 25.3% Income from Continuing Operations Attributable to TE Connectivity Ltd. 267 $ 4 $ 23 $ 294 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.62 $ 0.01 $ 0.05 $ 0.68 $ (1) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 25, 2011 Acquisition Restructuring Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (Non-GAAP) (2) Operating Income: Transportation Solutions 211 $ - $ (6) $ 205 $ Communications and Industrial Solutions 135 - - 135 Network Solutions 46 46 1 93 Total 392 $ 46 $ (5) $ 433 $ Operating Margin 11.7% 13.0% Other Income, Net 6 $ - $ - $ 6 $ Income Tax Expense (69) $ (25) $ - $ (94) $ Effective Tax Rate 19.1% 23.4% Income from Continuing Operations Attributable to TE Connectivity Ltd. 291 $ 21 $ (5) $ 307 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.65 $ 0.05 $ (0.01) $ 0.68 $ Adjustments (1) Includes $29 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $16 million of restructuring charges, and $1 million of acquisition and integration costs. (2) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 24, 2011 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges (1) Charges, Net Items (2) (Non-GAAP) (3) Operating Income: Transportation Solutions 211 $ - $ (13) $ - $ 198 $ Communications and Industrial Solutions 120 - 11 - 131 Network Solutions 129 10 3 - 142 Total 460 $ 10 $ 1 $ - $ 471 $ Operating Margin 12.9% 13.2% Other Income (Expense), Net (5) $ - $ - $ 14 $ 9 $ Income Tax Expense (70) $ (3) $ - $ (35) $ (108) $ Effective Tax Rate 16.6% 24.2% Income from Continuing Operations Attributable to TE Connectivity Ltd. 349 $ 7 $ 1 $ (21) $ 336 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.79 $ 0.02 $ 0.00 $ (0.05) $ 0.76 $ (3) See description of non-GAAP measures contained in this appendix. (1) Includes $7 million of restructuring charges, $2 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales, and $1 million of acquisition and integration costs. (2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns. Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. ($ in millions, except per share data) Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 30, 2011 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 223 $ 4 $ (4) $ - $ 223 $ Communications and Industrial Solutions 61 - 17 - 78 Network Solutions 77 - 5 - 82 Total 361 $ 4 $ 18 $ - $ 383 $ Operating Margin 11.4% 12.1% Other Income, Net 1 $ - $ - $ - $ 1 $ Income Tax Expense (88) $ - $ (8) $ 17 $ (79) $ Effective Tax Rate 26.8% 22.6% Income from Continuing Operations Attributable to TE Connectivity Ltd. 238 $ 4 $ 10 $ 17 $ 269 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.55 $ 0.01 $ 0.02 $ 0.04 $ 0.63 $ (2) See description of non-GAAP measures contained in this appendix. (1) Primarily relates to income tax expense associated with certain non-U.S tax rate changes. ($ in millions, except per share data) Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 30, 2011 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges (1) Charges, Net Items (2) (Non-GAAP) (3) Operating Income: Transportation Solutions 848 $ - $ (14) $ - $ 834 $ Communications and Industrial Solutions 515 - 65 - 580 Network Solutions 324 138 5 - 467 Total 1,687 $ 138 $ 56 $ - $ 1,881 $ Operating Margin 12.2% 13.7% Other Income, Net 27 $ - $ - $ 14 $ 41 $ Income Tax Expense (347) $ (35) $ (18) $ (35) $ (435) $ Effective Tax Rate 22.0% 24.4% Income from Continuing Operations Attributable to TE Connectivity Ltd. 1,223 $ 103 $ 38 $ (21) $ 1,343 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 2.76 $ 0.23 $ 0.09 $ (0.05) $ 3.03 $ Adjustments (3) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs. (2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns. Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Gross Margin & Gross Margin Percentage Reconciliation September 26, September 25, September 24, September 30, December 30, March 30, 2008 2009 2010 2011 2011 2012 ($ in millions) Net sales 13,927 $ 9,926 $ 11,681 $ 13,778 $ 3,170 $ 3,249 $ Cost of sales 9,895 7,490 8,038 9,507 2,227 2,228 Gross margin 4,032 2,436 3,643 4,271 943 1,021 Gross margin percentage 29.0% 24.5% 31.2% 31.0% 29.7% 31.4% Restructuring and Other Charges (Credits) 9 (2) (3) - - - Acquisition Related Charges - - - 39 - - Adjusted gross margin (1) 4,041 $ 2,434 $ 3,640 $ 4,310 $ 943 $ 1,021 $ Adjusted gross margin percentage (1) 29.0% 24.5% 31.2% 31.3% 29.7% 31.4% (1) See description of non-GAAP measures contained in this appendix. For the Years Ended For the Quarters Ended

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the 52 Week Year Ended September 30, 2011 Adjustment Acquisition Restructuring 53 Weeks 52 Weeks 53 Weeks Related and Other Adjusted Impact of Adjusted U.S. GAAP Charges (1) Charges, Net Tax Items (2) (Non-GAAP) (3) 53rd Week (4) (Non-GAAP) (5) Operating Income 1,687 $ 138 $ 56 $ - $ 1,881 $ (52) $ 1,829 $ Operating Margin 12.2% 13.7% 13.5% Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 2.76 $ 0.23 $ 0.09 $ (0.05) $ 3.03 $ (0.08) $ 2.95 $ (5) Excludes the impact of an additional week in the fourth quarter of fiscal 2011. ($ in millions, except per share data) Adjustments (3) See description of non-GAAP measures contained in this appendix. (1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs. (2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns. Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. (4) Estimated impact of the 53rd week using an average weekly sales figure for the last month of the fiscal year.